AXA EQUITABLE LIFE INSURANCE COMPANY

FORM OF FUNDING AGREEMENT SPECIFICATION APPLICATION TERM SHEET

Seller:	[ ]

Seller Representative:	[ ]

Buyer:	[ ]

Funding Agreement No.:	FA-[ ]

Effective Date:	[ ]

Maturity Date:	[ ]

Initial Purchase Payment Amount:	[ ]

Maximum Total of all Purchase Payments:	[ ]

Initial Crediting Rate:	[ ]

Initial Minimum Crediting Rate:	[ ]

Potential Subsequent Purchase Payments:	[ ][N/A]

Account Administrator:	[ ]

Paying Account	[ ]

IMPORTANT:

The amounts and rates above are subject to change and are determined as of the date the Purchase Payment is made, and will be reflected on the Final Term Sheet.

A Purchase Payment must occur and the Funding Agreement must be issued no later than 60 days after the date this Application is signed. The Buyer will be the owner of the Funding Agreement. The Seller’s (or Seller Representative’s) signature is required on this application term sheet solely to verify the information herein.

Executed at: [ ]	Date:

By:	, the Buyer
(Signature and Title)

By:	, the Seller or Seller Representative
(Signature and Title)

By:	, AXA Equitable
(Signature and Title)

APP-MA2014